The Bank of New York
101 Barclay Street, 22W
New York, NY 10286
USA









June 11, 2006




SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares evidenced
by the American Depositary Receipts each representing one (1) Ordinary Shares of North
American Bus Industries Rt.
(Form F-6 File No. 333-9814)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in name to Exbus Asset Management Nyrt. of one
(1) ordinary shares represented by one American
Depositary Share (the Ratio).

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with revised name change for North
American Bus Industries Rt.

The Prospectus has been revised to reflect the new name from North American Bus
Industries Rt. to Exbus Asset Management
Nyrt.:

 EFFECTIVE July 6, 2006, THE COMPANYS
NAME CHANGED FROM NORTH
AMERICAN BUS INDUSTRIES RT. TO
EXBUS ASSET MANAGEMENT NYRT.

Please contact me with any questions or
comments at 212-815-3503

Slawek Soltowski
Vice President
The Bank of New York - ADR Division



Encl.CC: Paul Dudek, Esq. (Office of
International Corporate Finance)